NOTICE OF GUARANTEED DELIVERY

Exhibit (a)(1)(C)

(Not to be used for Signature Guarantee)

for

Tender of Class A Common Stock

of

Healthcare Trust of America, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JULY 18, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form must be used to accept the Offer (as defined below), if (1) the procedures for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This form, signed and properly completed, may be transmitted by facsimile or delivered by hand, mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

ARC Advisory Services, LLC

Attn: Tender Offer Operations Manager

405 Park Avenue, 15th Floor

New York, New York 10022

Tel: (877) 373-2522

By Facsimile Transmission (for withdrawals only):

(212) 421-5799

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission, prior to the Expiration Date. Deliveries to the Company, to the Dealer Manager, the Paying Agent, the Information Agent or the book-entry transfer facility (as described in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), at the price(s) per share of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Shares”), indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated June 6, 2012 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Class A Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Class A Shares to be tendered:                         . Unless otherwise indicated, it will be assumed that all Class A Shares are to be tendered.

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS

(CHECK AT LEAST ONE BOX):

PRICE(S) (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

(SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

By checking at least one of the following boxes below, the undersigned is tendering Class A Shares at the price(s) checked. This election could mean that none of the Class A Shares will be purchased if the Purchase Price is less than the price(s) checked below. IF YOU WISH TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER CLASS A SHARE AT WHICH YOU WANT TO TENDER YOUR CLASS A SHARES AND SPECIFY THE NUMBER OF YOUR CLASS A SHARES THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Class A Shares cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE(S) (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

Price(s) at Which Class A Shares are Tendered	Number of Whole Class A Shares Tendered at Applicable Price

☐ Price $10.10

☐ Price $10.20

☐ Price $10.30

☐ Price $10.40

☐ Price $10.50
Total Number of Class A Shares Tendered (cannot exceed the total number of Class A Shares you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF CLASS A SHARES.

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 6 of the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Class A Shares, even if these holders have separate accounts representing fewer than 100 Class A Shares. Accordingly, this section is to be completed only if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Class A Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Class A Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Class A Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Class A Shares and is tendering all of such Class A Shares.

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code(s):

Daytime Area Code(s) and Telephone Number(s):

Signature(s):

Dated:	, 2012

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Class A Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, (2) such tender of Class A Shares complies with Rule 14e-4 promulgated under the Exchange Act and (3) it will deliver to the Depositary confirmation of book-entry transfer of such Class A Shares into the Depositary’s account at The Depository Trust Company, in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	, 2012